Exhibit 10.5

SEVENTH AMENDMENT TO

CREDIT AGREEMENT AND CONSENT

THIS SEVENTH AMENDMENT (“Amendment”) is dated as of January 29, 2015, by and between Perceptron, Inc. (“Company”) and Comerica Bank (“Bank”).

RECITALS:

A.           Company and Bank entered into an Amended and Restated Credit Agreement dated as of November 16, 2010, as amended (“Agreement”).

B.           Company has requested that Bank consent to certain acquisitions as hereinafter set forth.

C.           Company and Bank desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1.          The following definition set forth in Section 1 of the Agreement is amended to read as follows:

“Base Tangible Net Worth” shall mean Thirty One Million Dollars ($31,000,000).

2.          The following definition is added to Section 1 of the Agreement to read as follows:

“Advance Formula Agreement” shall mean that certain Advance Formula Agreement dated as of January 29, 2015 executed by Company for the benefit of Bank, as may be amended, restated, supplemented or replaced from time to time.

3.          Section 2.1 of the Agreement is amended and restated to read as follows:

“2.1           Bank agrees to make Advances to Company at any time and from time to time from the effective date hereof until the Revolving Credit Maturity Date, not to exceed Six Million Dollars ($6,000,000) in aggregate principal amount at any one time outstanding; provided that the aggregate outstanding amount of Advances plus the Foreign Exchange Reserve shall never exceed the lesser of (a) Six Million Dollars ($6,000,000) and (b) the borrowing formula under the Advance Formula Agreement. All of the Advances under this Section 2 shall be evidenced by the Revolving Credit Note under which Advances, repayments and readvances may be made, subject to the terms and conditions of this Agreement, the Revolving Credit Note and the Advance Formula Agreement.”

4.          The “.” at the end of Section 7.1(f) is deleted and replaced with “; and”, and Section 7.1(g) is added to the Agreement

“(g)          upon Company’s request for any Advance, and within thirty (30) days after and as of the end of each month thereafter until no unpaid Advances shall be outstanding, agings of Company’s accounts receivable and accounts payable and a borrowing base report of Company as of such time, each in form satisfactory to Bank, certified by a duly authorized officer of Company.”

5.          Schedules 6.3 and 6.9 to the Agreement are amended and restated to read in the form of attached Schedules 6.3 and 6.9.

6.          Company has informed Bank that Company desires to acquire (a) through its wholly owned subsidiary, all of the equity interests of Coord3 Industries s.r.l., an Italian enterprise (“Coord3”), under the terms and conditions of the Agreement for the purchase of 100% of the business of Coord3 Industries s.r.l. (“Coord3 Purchase Agreement”) dated January 29, 2015, among Coord3, Angelo Muscarella, and Perceptron CMM, LLC, a wholly owned subsidiary of Company (the “Coord3 Acquisition”), and (b) all of the equity interests of Next Metrology Software s.r.o., a Czech Republic entity (“Next Metrology”), under the terms and conditions of that certain (a) Stock Purchase Agreement dated January 29, 2015, between Keith Mills and Company, (b) Stock Purchase Agreement dated January 29, 2015 between Angelo Muscarella and Company, and (c) Share Purchase Agreement dated January 29, 2015 between Topmes s.r.o. and Company (collectively, the “Next Metrology Purchase Agreements”, and together with the Coord3 Purchase Agreement, the “Purchase Agreements”) (the “Next Metrology Acquisition”, and together with the Coord3 Acquisition, the “Acquisitions”). Section 8.4 of the Agreement prohibits the Acquisitions. Company has requested that Bank consent to the Acquisitions. Bank consents to the Acquisitions, provided that, (i) the Acquisitions must close on or before March 31, 2015, in accordance with the terms of the Purchase Agreements previously provided by Company to Bank, (ii) upon consummation of the Acquisitions, all of the equity interests of Coord3 and Next Metrology shall be free and clear of all liens and encumbrances, and (iii) no Default or Event of Default shall have occurred and be continuing both before and after giving effect to the Acquisitions.

7.          Company hereby represents and warrants that, after giving effect to the amendments and consent contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company’s corporate powers, have been duly authorized, are not in contravention of law or the terms of Company’s Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Company set forth in Sections 6.1 through 6.5 and 6.7 through 6.12 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 6.6 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 7.1 of the Agreement; and (d) no Event of Default (as defined in the Agreement) or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, as hereby amended, has occurred and is continuing as of the date hereof.

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8.          Except as expressly provided herein, all of the terms and conditions of the Agreement remain unchanged and in full force and effect.

9.          This Amendment shall be effective upon (a) execution of this Amendment by Company and the Bank, (b) execution by the Guarantor of the attached Acknowledgment of Guarantor, and (c) execution of an Advance Formula Agreement by Company and Bank, in form satisfactory to Bank.

10.         Company shall reimburse Bank for all costs and expenses, including attorneys’ fees, incurred by Bank in connection with the preparation of this Amendment and the documents, instruments and agreements executed in connection herewith.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK	PERCEPTRON, INC.

By:	/s/Robert A. Rosati	By:	/s/ Keith R. Marchiando
Robert A. Rosati

Its:	Vice President	Its:	Chief Financial Officer

[Signature Page to Seventh Amendment to Credit Agreement and Consent (5073939)]

ACKNOWLEDGMENT OF GUARANTOR

The undersigned guarantor acknowledges and agrees to the foregoing Seventh Amendment to Credit Agreement and Consent and confirms that the Guaranty dated October 24, 2002, executed and delivered by the undersigned to the Bank, as amended, remains in full force and effect in accordance with its terms.

January 29th, 2015

PERCEPTRON GLOBAL, INC.

By:	/s/ Sylvia M. Smith

Name:	Sylvia M. Smith

Its:	V.P. Controller

[Acknowledgement of Guarantor (5073939)]